                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        MEDIALINK WORLDWIDE INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 2000

To Medialink Worldwide Incorporated Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the "Company") will be held on June 8, 2000, at
9:30 a.m., Eastern Standard Time, at the Sky Club, 200 Park Avenue (Met Life Building), 56th Floor, New York, NY 10166 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

          1. To elect three directors to serve for a three-year term expiring at the annual meeting in 2003 and until their successors are elected and qualified;

          2. To amend the Company's Amended and Restated Stock Option Plan to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder;

          3. To ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2000; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 17, 2000 will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND THEN COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                          By Order of the Board of Directors,

                                          J. GRAEME MCWHIRTER
                                          Chief Financial Officer,
                                          Executive Vice President and Assistant
                                          Secretary

Dated: April 24, 2000

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2000

                            ------------------------

     This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the "Company" or "Medialink"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on June 8, 2000, at 9:30 a.m., Eastern Standard Time, at the Sky Club, 200 Park Avenue (Met Life Building), 56th Floor, New York, NY 10166.

                                  INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at the Sky Club, 200 Park Avenue (Met Life Building), 56th Floor, New York, NY 10166, on June 8, 2000, at 9:30 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 24, 2000.

     At the Meeting, stockholders will be asked to vote upon: (1) the election of three directors each to serve three year terms, expiring at the 2003 annual meeting; (2) the amendment of the Company's Amended and Restated Stock Option Plan to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder; (3) the ratification of the Company's Independent Auditors; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.

     Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

     The Board of Directors has fixed April 17, 2000 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 5,679,294 shares of Common Stock, each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

     The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of eight persons in three classes, two classes consisting of three directors and one class consisting of two directors. The class whose term of office expires at the Meeting currently consists of three directors. The directors elected to this class, J. Graeme McWhirter, James J. O'Neill and Paul Sagan, will serve for a term of three years, expiring at the 2003 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company.

     Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the three nominees to serve for three-year terms expiring at the 2003 annual meeting, in each case until his successor is elected and qualified. In the event either nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named will serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THREE NOMINEES.

Nominees for director for three-year term ending in 2003:

                                                                                                     SERVED AS
NAME                              POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION                  DIRECTOR FROM
--------------------------------  ----------------------------------------------------------------   -------------
J. Graeme McWhirter.............  Executive Vice President, Chief Financial Officer and Assistant         1998
                                    Secretary
James J. O'Neill................  Private Financial Consultant                                            1994

Paul Sagan......................  President and Chief Operating Officer of Akamai Technologies,           1996
                                    Inc.

Continuing director for term ending upon the 2001 annual meeting of stockholders:

                                                                                                     SERVED AS
NAME                              POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION                  DIRECTOR FROM
--------------------------------  ----------------------------------------------------------------   -------------
Fred J. Meyer...................  Special Advisor/Executive Office of Omnicom Group Inc.                  1998

Theodore Wm. Tashlik............  Member of Tashlik, Kreutzer & Goldwyn P.C., a law firm                  1992

Continuing director for term ending upon the 2002 annual meeting of stockholders:

                                                                                                     SERVED AS
NAME                              POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION                  DIRECTOR FROM
--------------------------------  ----------------------------------------------------------------   -------------
Harold Finelt...................  Vice President of American Research & Development,                      1987
                                    a private venture capital firm

Donald Kimelman.................  Director, Venture Fund, The Pew Charitable Trust                        1987

Laurence Moskowitz..............  Chairman, President and Chief Executive Officer of the Company          1986

EXECUTIVE OFFICERS AND DIRECTORS

     All nominees for election as directors are members of the present Board of Directors. The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 17, 2000:

NAME                                                 POSITION
---------------------------------------------------  ---------------------------------------------------

Laurence Moskowitz.................................  Chairman of the Board, President and Chief
                                                       Executive Officer

J. Graeme McWhirter................................  Executive Vice President, Chief Financial Officer,
                                                       Assistant Secretary and Director

Nicholas F. Peters.................................  Senior Vice President/Broadcast Services

Mark Manoff........................................  Executive Vice President/US

Richard Frisch.....................................  Senior Vice President, President and Executive
                                                       Officer of the Medialink MCTV Division

Mark Weiner........................................  Vice President/Research and Media Relations

Mary Buhay.........................................  Vice President/US Sales

Harold Finelt......................................  Director

Donald Kimelman....................................  Director

Fred J. Meyer......................................  Director

James J. O'Neill...................................  Director

Paul Sagan.........................................  Director

Theodore Wm. Tashlik...............................  Director

     Laurence Moskowitz, 48, the founder of Medialink, has served as Chairman, President and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire which was merged into PR Newswire, a unit of United News & Media plc, where he was Vice President until leaving to form Medialink.

     J. Graeme McWhirter, 44, a co-founder of Medialink, has served as a director of the Company since April 1998 and as Chief Financial Officer since 1986 and has been Executive Vice President since 1992. From 1984 to 1988,
Mr. McWhirter was Executive Vice President and Chief Financial Officer of Commonwealth Realty Trust, a publicly quoted Real Estate Investment Trust. From 1976 to 1984, Mr. McWhirter was with KPMG LLP in London and Philadelphia as a manager.

     Nicholas F. Peters, 48, has served as Senior Vice President/Broadcast Services, overseeing the West Coast sales and services of the Company since 1998. From January 1996 to April 1998, he served as Senior Vice President/Operations. From April 1992 to January 1996, Mr. Peters was Vice President/Operations and from October 1987 to April 1992, he was Medialink's Executive Editor and then Vice President/Sales & Marketing. From April 1983 to October 1987, Mr. Peters was a newswriter and producer at CBS News, working with Dan Rather and Charles Osgood. From May 1979 to April 1983, he was News Director at WHYY, the National Public Radio affiliate in Philadelphia. From February 1973 to May 1979, he was a newspaper reporter with the Indianapolis Star, Raleigh (N.C.) Times and Philadelphia Bulletin.

     Mark Manoff, 48, has served as Executive Vice President/US, overseeing all sales, marketing and operations of the domestic business since April 1998. He served as Senior Vice President/Sales from January 1996 to April 1998. From April 1992 to January 1996, Mr. Manoff served as Vice President/Sales and from February 1989 to April 1992 he served as Vice President/Operations. Mr. Manoff opened Medialink's Washington, D.C. office in

November 1987 and served as its general manager until February 1989. Mr. Manoff was chief political correspondent for the Philadelphia Daily News from January 1979 to March 1983. Mr. Manoff served as a political consultant in New York and Washington from March 1983 to January 1986 and was an editor in the Dow Jones community newspaper group.

     Richard Frisch, 42, joined Medialink in June 1997 as Senior Vice President and President and Executive Officer of the MCTV Division of Medialink. From August 1995 to June 1997, Mr. Frisch was the founder and President of Corporate TV Group, Inc. From January 1995 to July 1995, Richard Frisch was the President of the Corporate Television division of Reuters New Media. From January 1991 to December 1994, Richard Frisch was Vice President of Reuters Corporate Television (formerly Visnews), producers of worldwide video communications for corporations.

     Mark Weiner, 44, joined Medialink in September 1994 as Vice President/Research and Media Relations. From April 1986 to September 1992,
Mr. Weiner served as a Managing Partner of PR Data. From September 1992 to September 1993, Mr. Weiner served as Senior Vice President of Copernicus: The Marketing Investment Strategy Group, a marketing and research consultancy. He was a columnist with McNaught Newspaper Syndicate after working with the staff of the New York Times News Service from 1979 to 1984.

     Mary Buhay, 35, has served as Vice President/US Sales since April 1998. She served as Vice President/Sales and Special Services from July 1996 to April 1998. Ms. Buhay joined Medialink in March 1993 as Sales Manager, in October 1993 she was promoted to New York Bureau Manager and in August 1995 she was appointed Associate Vice President for eastern and mid-western sales. From 1988 to 1993, Ms. Buhay held sales management positions in the news and advertising division of Radio TV Reports, a broadcast research firm owned by the Arbitron Company.

     Harold Finelt, 39, has served as a director of the Company since 1987.
Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President of such firm since 1990. He is a general partner of American Research & Development's venture funds and a general partner of Hospitality Technology Funds, L.P.

     Donald Kimelman, 52, has served as a director of the Company since 1987. In March 1997, Mr. Kimelman became the manager of Venture Funds of The Pew Charitable Trust. He currently serves as Director, Venture Funds, The Pew Charitable Trust. Mr. Kimelman was the Pennsylvania editor of the Philadelphia Inquirer responsible for supervising state and suburban coverage since January 1996 to March 1997. Mr. Kimelman worked for the Annapolis Evening Capital and the Baltimore Sun prior to joining the Philadelphia Inquirer. At the Inquirer, he had local, national, foreign and investigative assignments prior to becoming an editor. From 1981 to 1983, he was a national correspondent and from 1983 to 1987 he was Moscow bureau chief. Mr. Kimelman was deputy editor of the editorial page of the Philadelphia Inquirer from 1987 to 1993 and became foreign editor in August 1994.

     Fred J. Meyer, 69, Special Advisor/Executive Office of Omnicom Group Inc. (NYSE: OMC), one of the world's largest advertising agency holding companies, was elected to Medialink's Board of Directors in June 1998. Mr. Meyer served as Omnicom's Chief Financial Officer from 1988 to 1998. Prior to 1998 he was a Senior Vice President, Finance, and Chief Financial Officer of CBS Inc. He began his professional career at Sandoz (now Novartis Corporation), where he held a number of positions in his native Switzerland and in the United States. He holds an M.B.A. with distinction from Harvard Business School and an M.S., cum laude, from the Swiss Federal Institute of Technology. He currently serves on the Boards of Directors of Zurich-American Insurance Cos., SoGen International Fund, Inc., SoGen Funds, Inc., and Novartis Corporation.

     James J. O'Neill, 62, has served as a director of the Company since 1994. Since 1995 he has acted as a private financial consultant. From 1990 to 1995 Mr. O'Neill served as a Senior Vice President of Rothschild Inc.

     Paul Sagan, 40, has served as a director of the Company since March 1997. In 1999 he joined Akamai Technologies, Inc. as Chief Executive Officer and he currently serves as President and Chief Operating Officer. In August 1997
Mr. Sagan was named Senior Advisor to the World Economic Forum in Geneva, Switzerland. Previously Mr. Sagan was President and Editor of New Media at Time Inc. from December 1995 to December 1996, and Managing Editor of News on Demand at Time Inc. from December 1992 to December 1995. Since December 1996,
Mr. Sagan has been a Director of VDOnet Corporation, a private company that has developed technology for video broadcasting and video telephony over the Internet and other computer networks. Since summer 1997 Mr. Sagan has been Director of HotOffice Technologies, Inc., a private company that supplies virtual intranet services and applications to small and mid-sized businesses.

     Theodore Wm. Tashlik, 60, has served as a director of the Company since 1992. Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer & Goldwyn P.C., which represents the Company in certain matters, for more than five years.

DIRECTORS' FEES

     Directors do not receive any cash compensation for their services but are reimbursed for expenses incurred in attending meetings. In addition, each non-employee director is granted options annually to purchase 3,000 shares of Common Stock under the Company's 1996 Directors Stock Option Plan.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During Fiscal Year 1999, the Board of Directors held six meetings. In addition, there was one action taken by unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served.

     The Board has three committees: the Audit Committee, the Stock Option Committee and the Compensation Committee.

     Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. Fred Meyer and James J. O'Neill and held one meeting during fiscal 1999.

     Stock Option Committee. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee is comprised of Messrs. Harold Finelt and Donald Kimelman and held four meetings during fiscal 1999.

     Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers. The Compensation Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and Theodore Wm. Tashlik and held four meetings during fiscal 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding common stock are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of common stock and other equity securities of the Company. Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 1999, all of its executive officers, directors and persons holding more than 10% of the Company's outstanding Common Stock complied with the requirements of Section 16(a), except for Laurence Moskowitz who was late in filing two reports for three transactions, Mark Weiner who was late in filing two reports for three transactions and Richard Frisch who was late in filing one report for one transaction.

                             ADDITIONAL INFORMATION

STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 17, 2000, by (i) each executive officer, identified in the Summary Compensation Table below;
(ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                   SHARES OF COMMON STOCK
                                                  BENEFICIALLY OWNED AS OF
                                                     APRIL 17, 2000(1)
                                      ------------------------------------------------
        EXECUTIVE OFFICERS,              NUMBER OF                PERCENT OF
   DIRECTORS AND 5% STOCKHOLDERS           SHARES                   CLASS
-----------------------------------   ----------------------    ----------------------
Laurence Moskowitz(2) .............            476,754                    8.22%
  c/o Medialink Worldwide
  Incorporated
  708 Third Avenue
  New York, NY 10017
J. Graeme McWhirter(3) ............            194,229                    3.36
Nicholas F. Peters(4) .............             60,900                    1.06
Mark Manoff(5) ....................             84,514                    1.47
Mary Buhay(6) .....................              9,740                       *
Mark Weiner(7).....................             10,550                       *
Richard Frisch(8)..................             50,719                       *
Harold Finelt(9)...................             84,624                    1.49
Donald Kimelman(10)................             42,400                       *
James J. O'Neill(11)...............             13,800                       *
Theodore Wm. Tashlik(12)...........             66,221                    1.16
Paul Sagan(13).....................             31,000                       *
Fred J. Meyer(14)..................             24,000                       *
All Named Executive Officers and             1,149,451                   18.69%
  Directors as a Group (13
  Persons).........................
Others:
  Brown Capital Management,                  1,229,300                   21.65%
     Inc. .........................
     1201 North Calvert Street
     Baltimore, Maryland 21202
  FMR Corp. .......................            553,400                    9.75
     82 Devonshire Street
     Boston, Massachusetts 02109
  Dimensional Fund Advisors                    323,900                    5.71
     Inc. .........................
     1299 Ocean Avenue
     Santa Monica, California 90401

------------------

  * Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

 (1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

 (2) Includes 122,900 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

 (3) Includes 111,694 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000. Also includes 21,000 shares owned by the McWhirter Family Associates LLC which may be deemed to be beneficially owned by Mr. McWhirter.

 (4) Includes 50,680 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

 (5) Includes 63,900 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

 (6) Includes 6,860 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

 (7) Includes 4,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

 (8) Includes 8,600 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000. Also includes 26,926 shares of Common Stock held by Jake & Zach Media Holdings Group, Inc. Mr. Frisch, as sole shareholder of Jake & Zach Media Holdings Group, Inc., may be deemed to beneficially own all of such shares.

 (9) Includes 13,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

(10) Includes 23,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

(11) Represents shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

(12) Includes 23,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

(13) Includes 16,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

(14) Includes 14,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 17, 2000.

EXECUTIVE COMPENSATION

     The following table shows the compensation paid for the years ended December 31, 1999, 1998 and 1997 to (i) the Chief Executive Officer and
(ii) the Company's four other most highly compensated individuals who were serving as officers on December 31, 1999 and whose salary plus bonus exceeded $100,000 for the year ended December 31, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        ------------
                                                                                        SECURITIES
                                                            ANNUAL COMPENSATION         UNDERLYING
             NAME AND PRINCIPAL                        -----------------------------    OPTIONS/         ALL OTHER
                  POSITION                     YEAR    SALARY ($)(1)    BONUS ($)(1)     SARS(#)        COMPENSATION($)(3)
--------------------------------------------   ----    -------------    ------------    ------------    ------------------
Laurence Moskowitz .........................   1999      $ 259,536        $115,952         11,500             $2,400
  Chairman of the Board,                       1998        205,869         145,209         11,000              2,400
  President and Chief                          1997        165,733          88,363         20,000              2,375
  Executive Officer
Richard Frisch .............................   1999        298,833         278,607          9,000              2,400
  Senior Vice President, President and         1998        267,800         444,677(2)       9,000              2,400
  Executive Officer of the                     1997        134,246          67,123             --                476
  Medialink MCTV Division
J. Graeme McWhirter ........................   1999        201,282          56,105         11,500              2,400
  Executive Vice President,                    1998        186,455         111,031         11,000              2,400
  Chief Financial Officer and                  1997        149,183          70,006         20,000              2,375
  Assistant Secretary
Mark Manoff ................................   1999        222,557          86,980          9,500              2,400
  Executive Vice President/U.S.                1998        173,249         115,842         20,000              2,400
                                               1997        124,440          55,755          2,000              2,375
Nicholas F. Peters .........................   1999        158,453          14,488          4,000              1,942
  Senior Vice President/Broadcast Services     1998        141,553          90,554          9,000              2,126
                                               1997        123,661          52,633             --              1,190

------------------
(1) All figures are rounded down to the nearest whole dollar.

(2) Includes sales commissions of $82,888 and $72,287 in 1999 and 1998, respectively.

(3) Represents matching contributions by the Company to the Company's
    401(k) tax deferred savings plan (the "401(k) Plan") for the benefit of the executive.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING THE LAST FISCAL YEAR

     The following table contains certain information concerning options for the purchase of the Company's Common Stock that were awarded to each of the Named Executive Officers in 1999. No stock appreciation rights were granted to these individuals during such year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS(1)                          POTENTIAL REALIZABLE
                                   ---------------------------------------------------------------      VALUE AT ASSUMED
                                                         PERCENT OF                                     ANNUAL RATES OF
                                    NUMBER OF            TOTAL OPTIONS/                                   STOCK PRICE
                                    SECURITIES           SARS GRANTED                                   APPRECIATION FOR
                                    UNDERLYING               TO            EXERCISE                      OPTION TERM(3)
                                     OPTIONS/            EMPLOYEES IN      PRICE PER    EXPIRATION    --------------------
NAME                               SARS GRANTED(#)       FISCAL YEAR(2)     SHARE          DATE        5%($)       10%($)
--------------------------------   ------------------    --------------    ---------    ----------    --------    --------
Laurence Moskowitz..............         10,000                2.84%        $11.250      3/15/2009    $183,251    $291,796
                                          1,500                0.43%          5.375     10/28/2009      13,133      20,912
Richard Frisch..................          7,000                1.98%         11.250      3/15/2009     128,275     204,257
                                          2,000                0.57%          5.375     10/28/2009      17,511      27,883
J. Graeme McWhirter.............         10,000                2.84%         11.250      3/15/2009     183,251     291,796
                                          1,500                0.43%          5.375     10/28/2009      13,133      20,912
Mark Manoff.....................          7,000                1.98%         11.250      3/15/2009     128,275     204,257
                                          2,500                0.71%          5.375     10/28/2009      21,888      34,853
Nicholas F. Peters..............          3,000                0.85%         11.250      3/15/2009      54,976      87,539
                                          1,000                0.28%          5.375     10/28/2009       8,755      13,941

------------------
(1) These options have a term of 10 years, subject to earlier termination upon certain events related to termination of employment and amendment or termination of the Plan. Each of these options was granted at an exercise price equal to the estimated fair market value of the underlying stock on the date of the grant, as determined by the Board of Directors. The option shares vested 20% on the date of grant and will vest 20% on each anniversary date thereafter.
(2) Based on options granted for an aggregate of 352,700 shares during the year ended December 31, 1999.
(3) The 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 1999 with respect to each of the Named Executive Officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                       SHARES         VALUE         UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS AT
                                      ACQUIRED ON    REALIZED       OPTIONS/SARS AT FISCAL
NAME                                  EXERCISE(#)     ($)(1)             YEAR-END(#)                FISCAL YEAR-END($)(2)
-----------------------------------   -----------    --------    ----------------------------    ----------------------------
                                                                 EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                                   -------         -------         -------         -------
Laurence Moskowitz.................      4,000        16,216        98,220          42,280         387,731         100,314
Richard Frisch.....................         --            --         5,400          14,000           1,075           4,301
J. Graeme McWhirter................         --            --        88,215          39,079         345,979          85,837
Mark Manoff........................         --            --        49,820          28,280         185,475          41,017
Nicholas F. Peters.................         --            --        40,000          17,280         159,729          37,792

------------------
(1) Difference between the fair market value of the Common Stock purchased and the exercise price on the date of exercise.
(2) Difference between the fair market value of the underlying common stock ($8.06 per share) and the exercise price for in-the-money options on December 31, 1999.

EMPLOYMENT CONTRACTS

     Laurence Moskowitz and J. Graeme McWhirter have entered into employment agreements with the Company which commenced on February 4, 1997. The employment agreement with Mr. Richard Frisch commenced on June 16, 1997.

     The employment agreements with Messrs. Moskowitz and McWhirter provide for an initial annual base salary of not less than $150,000 and $135,000, respectively, plus a bonus to be awarded annually at the discretion of the Compensation Committee. Effective June 1, 1999, the annual base salaries of Messrs. Moskowitz and McWhirter were increased to $275,000 and $245,000, respectively. The employment agreements were due to expire in February 2000. The Company and Messrs. Moskowitz and McWhirter are renegotiating employment agreements which have been extended until August 31, 2000.

     The employment agreement with Mr. Richard Frisch provides for an annual base salary of $250,000 plus a minimum annual bonus of $135,000, both subject to adjustment upward on an annual basis, plus additional bonuses in the event pre-tax net income goals specified in the employment agreement are reached. The employment agreement has a term of five years.

     The employment agreements entitle these executive officers to participate in the health, insurance, pension and other benefits, if any, generally provided to employees of the Company.

     The employment agreements contain covenants prohibiting the solicitation of employees and the solicitation of clients and vendors during certain periods and covenants prohibiting the improper disclosure of confidential information at any time. The employment agreements also provide that the executive officer, with certain exceptions, until two years after the termination of his or her employment with the Company, would not participate in any capacity in any business activities with respect to the production of video and audio public relations materials for distribution to news media, the distribution of public relations text, audio and video to news media and the general public via satellite, cassette, wire or other means, the maintenance of data bases of media contacts for and on behalf of clients, the analysis and written appraisal of public relations and public affairs campaigns as determined through press clipping review or electronic data base searches, and such other businesses as the Company may conduct from time to time.

     The Company may terminate the employment of the executive officers upon the death or extended disability of the executive officer or for cause (as defined). With the exception of Mr. Frisch, if the employment of an executive officer is terminated by the Company without cause, the employment agreements require the Company to continue to pay the executive officer's salary and health and insurance benefits for a period of one year after such termination in the case of Messrs. Moskowitz and McWhirter, or until the date the term would have expired or the commencement of employment elsewhere, if earlier. If the employment of Mr. Frisch is terminated by the Company without cause, his employment agreement requires the Company to continue to pay his salary, bonus and insurance benefits for a period equal to the earlier of the date Mr. Frisch commences employment elsewhere or the date the term would have expired.

CERTAIN TRANSACTIONS

     On September 28, 1999, the Company purchased all of the assets of U.S. Newswire, LLC ("U.S. Newswire"). The purchase agreement was negotiated by an independent director and employee of the Company. In consideration of such purchase, the Company paid to U.S. Newswire cash and shares of its common stock. In connection with such transaction and as part of distributions made by U.S. Newswire, Mr. Laurence Moskowitz and Mr. J. Graeme McWhirter, each a director of the Company, received $141,744 and $159,345, and 7,700 shares and 8,657 shares, respectively, of the common stock of the Company as a result of their respective membership interests in U.S. Newswire. In the event certain performance targets are achieved, the members of U.S. Newswire, including Mr. Moskowitz and Mr. McWhirter, will receive additional compensation.

     The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

                 REPORT OF THE MEDIALINK WORLDWIDE INCORPORATED
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of three non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended December 31, 1999 as they affected the executive officers of the Company.

COMPENSATION PHILOSOPHY

     The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

     In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

COMPONENTS OF EXECUTIVE COMPENSATION

     The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's Stock Option Committee which is comprised of two non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

     The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

     The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new services, improving quality of services, marketing strategies and general performance of individual job responsibilities and other factors. In addition, in determining executive compensation the Committee also considers the contribution of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

     Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with the other members of the Board and, for all of the executives other than Mr. Moskowitz, after discussions with Mr. Moskowitz.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In addition to the factors mentioned above, the Committee's general approach in setting Mr. Moskowitz's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward
Mr. Moskowitz's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

                                          Compensation Committee

                                          Harold Finelt
                                          Donald Kimelman
                                          Theodore Wm. Tashlik

PERFORMANCE GRAPH

     The following graph compares the thirty-five month percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Composite, the Standard & Poors 500 Composite and Nasdaq Telecomm, a peer group index for the period commencing January 31, 1997 and ending December 31, 1999. The peer group consists of 189 companies engaged in the communications industry and includes Metro Networks, Inc., United Video Satellite Group, Inc. and Panamsat Corp. The graph assumes that $100 was invested on January 31, 1997 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

                        COMPARE CUMULATIVE TOTAL RETURN
                       AMONG MEDIALINK, NASDAQ COMPOSITE,
                    NASDAQ TELECOMM AND S & P 500 COMP-LTD.

                                  [LINE GRAPH]

                               TOTAL RETURN INDEX

   Company Name                Jan-97        Dec-97        Dec-98        Dec-99
   ------------                ------        ------        ------        ------
MEDIALINK WORLDWIDE INC        100.00        133.33        167.90         79.63
S&P 500 COMP-LTD               100.00        125.52        161.38        195.34
NASDAQ INDEX COMPOSITE         100.00        114.27        160.20        298.16
NASDAQ TELECOM                 100.00        140.25        229.50        465.57


                   Assumes $100 invested on January 31, 1997.
Assumes dividend reinvested for the thirty-five months ended December 31, 1999.

                  PROPOSAL 2: PROPOSAL TO AMEND THE COMPANY'S
             AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE THE
               NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

     At the Meeting, the stockholders will be asked to approve an amendment to the Company's Amended and Restated Stock Option Plan (the "Plan") to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder.

     There are 1,170,808 shares of the Company's Common Stock reserved for issuance under the Plan, exclusive of the 500,000 shares subject to stockholder approval at the Meeting. Upon approval of the amendment,

1,670,808 shares of the Company's Common Stock will be reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 900,854 shares were outstanding and 58,769 shares, exclusive of the 500,000 shares subject to stockholder approval at the Meeting, were available for future grant. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing officers, key management employees and other eligible participants with financial incentives tied directly to the Company's long term business objectives. The Board of Directors believes that after stockholder approval of the 500,000 shares, the shares available for grant under the Plan will be sufficient to accomplish these purposes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE
PLAN.

     The following summary describes the features of the Plan.

     TYPES OF INCENTIVE AWARDS. The Plan contains two optional forms of incentive awards which may be used at the sole discretion of the Stock Option Committee (the "Committee"). Incentive awards under the Plan may take the form of stock options or stock appreciation rights ("SARs"). The stock options may be incentive stock options ("ISOs") intended to qualify for special tax treatment or non-qualified stock options ("NQSOs").

     The type of incentive award being granted, as well as the terms and conditions of the award, will be determined by the Committee at the time of grant.

     ELIGIBILITY. All directors and officers of the Company are eligible to participate in the Plan. Also eligible to participate, if so identified by the Committee, are officers of wholly-owned subsidiaries of the Company, other key management employees of the Company or any wholly-owned subsidiary of the Company, other employees or consultants of the Company or any subsidiary or affiliate of the Company, and other persons whose participation in the Plan is deemed by the Committee to be in the best interests of the Company.

     ADMINISTRATION OF THE PLAN. The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

     DURATION OF THE PLAN. The Plan is a fifteen year program and will terminate on January 30, 2011, unless terminated sooner according to the terms of the Plan.

     STOCK OPTION PLAN. The Committee may grant ISOs, NQSOs and tandem SARs to eligible participants, subject to the terms and conditions of the Plan.

     STOCK OPTIONS. ISOs allow the optionee to buy a certain number of shares of the Company's Common Stock at an option price equal to the market price at the time the option is granted. NQSOs allow the optionee to buy a certain number of shares of the Company's Common Stock at an option price equal to, more than, or less than the market price at the time the option is granted. An option may not be exercised until the right to do so has vested under a schedule aproved by the Committee. The vesting schedule generally approved by the Committee generally provides that one-fifth of the options may be exercised on the first anniversary of the date of grant, two-fifths on or after the second anniversary, three-fifths on or after the third anniversary, four-fifths on or after the fourth anniversary and 100 percent on or after the fifth anniversary.

     TANDEM SARS. At the discretion of the Committee, options may be granted with or without tandem SARs which permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of the stock and the option price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the option price. In addition, executive officers of the Company and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may exercise SARs only during certain quarterly window periods.

     PAYMENT FOR SHARES UPON EXERCISE OF STOCK OPTIONS. At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) check;
(3) shares of the Company's Common Stock owned by the optionee for at least one year; (4) a "cashless exercise" procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or
(5) any combination of the foregoing or any other method of payment which the Committee may allow, to the extent permitted by applicable law.

     TERMS OF OPTIONS AND TANDEM SARS. The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination as described below.

     TERMINATION OF EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY. Upon termination of the optionee's employment or relationship with the Company, any unexercised options shall be cancelled and terminated immediately, except that any unexercised options which are vested may be exercised during the balance of their term or within three months of termination, whichever is shorter. If an optionee is terminated for cause or discharged, any unexercised options shall be terminated immediately. In the event of a termination by reason of retirement by reason of death or disability, special rules allow the optionee to exercise all vested and unvested options within certain time periods after termination.

     ADJUSTMENTS UPON CHANGES IN NUMBER OR VALUE OF SHARES OF COMMON STOCK. In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of the Company's Common Stock, the Committee may adjust (1) the number of shares of Common Stock available for future grants of incentive awards under the Plan,
(2) the number of shares represented by outstanding awards, and (3) the price of those shares.

     NON-TRANSFERABILITY OF OPTIONS. Options shall be not transferable otherwise than by will or by the laws of descent and distribution, and, subject to the Committee's discretion, generally may be exercised during the lifetime of the recipient only by the recipient.

     CHANGE IN CONTROL. Unless the Committee determines that a change in control (as defined in the Plan) is in the best interests of stockholders of the Company and will not adversely impact the recipients of incentive awards under the Plan,
(1) any time periods relating to the exercise or realization of any incentive award shall be accelerated so that such award may be exercised in full immediately upon the change in control, and (2) the Committee may offer recipients the option of having the Company purchase their awards for an amount of cash which could have been attained upon the exercise of such awards if they had been fully exercisable, unless the Committee, in its sole discretion, determines that such change in control will not adversely impact the recipient of options under the Plan and is in the best interests of the stockholders of the Company.

     AMENDMENT AND TERMINATION OF THE PLAN AND OPTIONS. The Board of Directors or the Committee may at any time suspend, terminate, modify or amend the Plan in any respect. However, stockholder approval of amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. The Committee also has broad discretion to amend or modify the terms and conditions of any incentive award or cancel or annul any grant of an award, subject to certain restrictions.

     FUNDING. Inasmuch as the Plan is designed to encourage financial performance and to improve the value of stockholders' investment in the Company, the costs of the Plan will be funded from corporate earnings.

     FEDERAL INCOME TAX CONSEQUENCES. The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Plan (or the grant or exercise of options thereunder) under state and/or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Plan should consult with their personal tax advisors prior to engaging in any transactions under the Plan.

     The characterization of income as either ordinary income or capital gain is still required by the Internal Revenue Code ("IRC"), and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

     INCENTIVE STOCK OPTIONS. In general, an option holder will not be treated as receiving taxable income upon either the grant or exercise of an option which qualifies as an ISO, and the option holder generally will receive capital gain or loss treatment, as the case may be, upon the sale of the shares acquired upon the exercise of an ISO, if certain conditions relating to employment requirements and holding period requirements under Section 422 of the IRC are satisfied. Under most circumstances, the shares of Common Stock acquired pursuant to the exercise of an ISO (a) must not be sold or otherwise disposed of for two years from the date of the grant of such option, and (b) must be held for at least one year after the transfer of such stock to the option holder upon exercise of the option. (Neither of such holding periods apply to the disposition of shares by the option holder's estate or the option holder's heirs after death.)

     If shares acquired upon exercise of an ISO are disposed of in violation of holding period requirements described above (a "Disqualifying Disposition"), the option holder generally will recognize ordinary income in the year of such Disqualifying Disposition in an amount equal to the difference between (a) the option exercise price, and (b) the lesser of (i) the amount realized on such disposition or (ii) the fair market value of such shares as of the date of exercise of the option under which the shares were acquired. Any gain realized on a Disqualifying Disposition in excess of such ordinary income amount generally will be treated as capital gain (short-term or long-term depending on the option holder's holding period with respect to such shares).

     In the case of ISOs, the excess of the fair market value of the stock as of the exercise date over the option exercise price is included in alternative minimum taxable income in the year of exercise, and thus may be subject to the alternative minimum tax.

     NON-QUALIFIED STOCK OPTIONS. In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the "Section 16(b) Deferral Rule") applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an "insider's" profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock at the expiration of such period (the "Section 16(b) Expiration Date").

     The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under
Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

     An option holder's tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon a subsequent disposition of the shares received on exercise of a NQSO, the difference between the amount realized on such disposition and the option holder's tax basis for such shares generally will be treated as a capital gain or loss, which will be short-term or long-term depending on whether the shares are held for the applicable long-term holding period following exercise of the option. However, in the case of an option holder who is subject to the Section 16(b) Deferral Rule described above and who does not waive such rule by filing an election under Section 83(b) of the IRC, such option holder's capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

     TANDEM STOCK APPRECIATION RIGHTS. There will be no federal income tax consequences to either the optionee or the Company upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction.

     USE OF COMMON STOCK TO PAY EXERCISE PRICE. Subject to the provisions of the Plan, an option holder may be permitted to use shares of the Company's Common Stock (previously acquired by the option holder) to pay the exercise price under an ISO or a NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of Common Stock to exercise stock options. If an individual exercises a NQSO by delivering other shares, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual's tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual's tax basis in that number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual's tax basis in the shares surrendered and the individual's holding period for such number of shares received will include the individual's holding period for the shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash. It should be noted, however, that the use by the option holder of Common Stock acquired through the previous exercise of an ISO to pay the exercise price under another ISO will be treated as a Disqualifying Disposition of the previously acquired Common Stock if the applicable holding period requirements have not yet been satisfied with respect to such previously acquired stock. In such circumstances, the option holder will be taxed as if such previously acquired shares had been sold (in a Disqualifying Disposition) for their fair market value as of the date on which they are used to pay the exercise price under such other ISO.

     COMPANY DEDUCTIONS. In general, the Company will not be entitled to any deductions with respect to ISOs granted under the Plan. However, if an employee is required to recognize ordinary income upon a Disqualifying Disposition of stock acquired under the Plan, then the Company generally will be allowed a deduction to the extent of such ordinary income. In that regard, the Company may require any option holder disposing of stock in a Disqualifying Disposition to notify the Company of such disposition. In the case of NQSOs, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

     WITHHOLDINGS AND INFORMATION REPORTS. The Company generally is required to make applicable federal payroll withholdings with respect to compensation income recognized by employees under the Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the employee, by having the employee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving the Plan.

                PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2000.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     KPMG LLP has audited the Company's financial statements annually since fiscal 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 OTHER BUSINESS

     The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

VOTING PROCEDURES

     Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality. Approval of the amendment to the Company's Amended and Restated Stock Option

Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting.

     With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

                       2001 PROPOSALS FOR ANNUAL MEETING

     Proposals by stockholders which are intended to be presented at the 2001 Annual Meeting must be received by the Company at its principal executive offices on or before December 22, 2000.

ANNUAL REPORT

     The Company's Annual Report containing audited consolidated financial statements for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF J. GRAEME MCWHIRTER, ASSISTANT SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of The Board of Directors,

                                          MEDIALINK WORLDWIDE INCORPORATED

                                          J. Graeme McWhirter
                                          Assistant Secretary

Dated: April 24, 2000

                        MEDIALINK WORLDWIDE INCORPORATED

     THIS PROXY IS SOLICITED ON BEHALF OF MEDIALINK WORLDWIDE INCORPORATED
           IN CONNECTION WITH ITS 2000 ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 8, 2000

     The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and J. Graeme McWhirter or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2000 annual meeting of stockholders of the Company to be held on June 8, 2000, and at any adjournment or postponement of such meeting with all powers which the undersigned would possesses if personally present, for the following purposes:

      PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED


                         (Continue on the reverse side)


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                        MEDIALINK WORLDWIDE INCORPORATED


                                 Annual Meeting
                                       of
                                  Stockholders

                            Wednesday--June 8, 2000
                                   9:30 A.M.
                                  The Sky Club
                      200 Park Avenue (Met Life Building)
                                   56th Floor
                               New York, NY 10166



MEDALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE          Please mark
NONIMEES AND PROPOSALS LISTED BELOW                                                  your votes as    [X]
                                                                                     indicated in
                                                                                     this example



1 ELECTION OF NOMINEES-To elect each of J. Graeme McWhirter, James J. O'Neill    2. To amend the Company's Amended and Restated
  and Paul Sagan as a director of the Company to serve three-year terms            Stock Option Plan to increase by 500,000 the
  until the Company's 2003 Annual Meeting of Stockholders.                          number of shares of Common Stock reserved for
                                                                                    issuance thereunder.

   FOR all nominees listed  WITHHOLD AUTHORITY     (INSTRUCTION: To withhold authority
     above (except as        to vote for all        to vote for any Individual nominee,
   marked to the contrary)  nominees listed above   write that nominee's name in the space
                                                    provided below.)                            FOR      AGAINST    ABSTAIN
         [   ]                [   ]                                                            [   ]      [   ]      [   ]
                                                    --------------------------------------

3. To ratify the appointment of KPMG LLP as the Company's independent            4. In their discretion upon such other matters
   auditors for the fiscal year ending December 31, 2000.                           as may properly come before the Meeting.

                  FOR      AGAINST    ABSTAIN
                 [   ]      [   ]      [   ]                                            This Proxy will be voted as directed or,
                                                                                        if no direction is given, will be voted FOR
                                                                                        the election of the nominees and the
                                                                                        approval of the proposals described above.

                                                                                ----    Dated:____________________________, 2000
                                                                                    |
                                                                                    |   ________________________________________
                                                                                    |               (Signature)

                                                                                        ________________________________________
                                                                                                    (Signature)

                                                                                        ________________________________________
                                                                                                 (Title or Capacity)

                                                                                        (Please sign your name or names exactly as
                                                                                        it appears on your stock certificates(s).
                                                                                        When signing as attorney, executor,
                                                                                        administrator, trustee, guardian or
                                                                                        corporate executor, please give your full
                                                                                        title as such. For joint accounts, all co-
                                                                                        owners should sign.)

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